SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2004

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, Suite 3201
New York, New York	10152

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 752-1356

Item 1.01	Entry into a Material Definitive Agreement.

Alleghany Corporation (the “Company”) and John J. Burns, Jr., President, chief executive officer and a director of the Company, have entered into an arrangement for Mr. Burns’s continued employment with the Company after his retirement as an executive officer effective at the close of business on December 30, 2004, which arrangement is described in Item 5.02(b) and (c) below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c)

On September 21, 2004, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing that John J. Burns, Jr., President and chief executive officer of the Company, has elected to retire as an executive officer effective at the close of business on December 30, 2004. Weston M. Hicks, currently the Executive Vice President of the Company, was appointed to succeed Mr. Burns as President and chief executive officer effective December 31, 2004. In addition, the number of directors on the Board has been increased, effective December 31, 2004, from nine to ten, such newly created directorship to be in the class of directors whose terms expire at the 2005 Annual Meeting of Stockholders. Mr. Hicks has been elected, effective December 31, 2004, to fill such newly created directorship on the Board.

Mr. Hicks, 47 years old, joined the Company in October 2002 as Executive Vice President from The Chubb Corporation where he was Executive Vice President and CFO from March 2001 to October 2002. Prior thereto, he was a senior research analyst covering the property-casualty and multiline insurance industries at J.P. Morgan Securities (where he was also a managing director) from February 1999 to March 2001 and Sanford C. Bernstein & Co., Inc. from March 1991 to February 1999.

Mr. Hicks entered into an employment agreement with the Company when he joined the Company as Executive Vice President in October 2002, and the terms of that employment agreement have not been changed. Following is a brief description of the material terms of Mr. Hicks’s employment arrangements with the Company. For a more detailed description of the terms of such employment arrangements, reference is made to pages 16 through 18 of the Company’s proxy statement dated March 8, 2004 for the 2004 Annual Meeting of Stockholders of the Company (the “2004 Proxy Statement”).

Pursuant to the employment agreement, Mr. Hicks currently receives a base salary at an annual rate of $700,000, and he was entitled to participate in the Company’s Management Incentive Plan for 2003 with a target bonus opportunity of 50 percent of his annual base salary; he received a bonus for 2003 of $468,000. As disclosed in the 2004 Proxy Statement, Mr. Hicks also has received performance shares as follows: 3,231.7 performance shares (adjusted for stock dividends) which entitle him to a payout in 2006 of cash and/or Common Stock up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company’s earnings per share; 5,201 performance shares (adjusted for stock dividends), which entitle him to a payout in 2007 of cash and/or Common Stock up to a maximum amount equal to the value of one and one-half shares of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company’s book value per share; and 5,073 performance shares (adjusted for stock dividends), which entitle him to a payout in 2008 of cash and/or Common Stock up to a maximum amount equal to the value of one share of Common Stock on the payout date for each performance share based upon the achievement of specified growth targets in the Company’s earnings per share. If Mr. Hicks’s employment is terminated other than for cause or total disability, the Company will continue to pay his base salary after such termination until such payments total $1 million on a gross basis. The employment agreement also provides for Mr. Hicks’s participation in the Company’s Retirement Plan, Deferred Compensation Plan, and all other employee benefit plans, programs, practices or other arrangements in which other senior executives of the Company are generally eligible to participate from time to time.

Pursuant to the terms of his employment agreement, Mr. Hicks and the Company entered into a restricted stock award agreement, pursuant to which Mr. Hicks received a restricted stock award of 30,600 shares of Common Stock (adjusted for stock dividends), which vest if the Company achieves specified growth targets in stockholders’ equity per share over specified periods of time. Upon becoming President and chief executive officer on December 31, 2004, Mr. Hicks is entitled to receive a second restricted stock award of 25,000 shares of Common Stock which will have comparable terms and conditions as the first restricted stock award except that the performance measurement periods will commence at the time of the second restricted stock award.

Pursuant to the terms of his employment agreement, Mr. Hicks and the Company entered into a restricted stock unit matching grant agreement, pursuant to which Mr. Hicks received a restricted stock unit matching grant of 20,000 (subject to adjustment for stock dividends) restricted stock units, which vest in 2012 upon the satisfaction of certain conditions and which entitle him to a payout, on the date of the filing of the Company’s Annual Report on Form 10-K in respect of the year in which Mr. Hicks’s employment is terminated for any reason, of cash and/or Common Stock equal to the fair market value on the payout date of that number of shares of Common Stock which is equal to the number of restricted stock units which are vested.

After his retirement on December 30, 2004, and pursuant to action taken by the Board of Directors at its meeting held on September 21, 2004, Mr. Burns will continue as a director and a non-executive employee of the Company and will serve as Vice Chairman of the Board. As an employee, Mr. Burns will receive an annual salary of $370,000 commencing January 1, 2005 for assisting the new chief executive officer on investment matters. As an employee, Mr. Burns will not be entitled to receive any director or committee fees, and will not participate in any non-employee directors’ equity or retirement plans.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Consistent with the actions reported above, at the September 21, 2004 meeting of the Board of Directors, the Board approved an amendment to Article II of the Company’s Amended and Restated By-laws, which amendment created the position of Vice Chairman of the Board. A copy of such amendment to the By-laws is filed herewith as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

3.2	Text of amendment to Article II of the Amended and Restated By-laws of the Company

99.1	Press Release of the Company, dated September 21, 2004

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLEGHANY CORPORATION

/s/ Peter R. Sismondo

	By:	Peter R. Sismondo
Vice President,
Controller,
Treasurer and Assistant Secretary

Date: September 23, 2004

Index to Exhibits

Exhibit Number            Exhibit Description

3.2	Text of amendment to Article II of the Amended and Restated By-laws of the Company

99.1	Press Release of the Company, dated September 21, 2004